AS filed with the Securities and Exchange Commission on, July 30, 1998
     Registration No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           SOURCE CAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Washington                                    91-085390
     ----------------------------                       -------------------
     (State or other jurisdiction                        (I.R.S. Employer
        of incorporation or                             Identification No.)
            organization)

                             1825 N. Hutchinson Road
                           Spokane, Washington  99212
                                 (509) 928-0908
             ------------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrants'
                          principal executive offices)

                           Lester L. Clark, Secretary
                           Source Capital Corporation
                             1825 N. Hutchinson Road
                        Spokane, Washington   99214-1146
                                 (509) 928-0908
             ------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     With copies to:
                            Robert L. Magnuson, Esq.
                  Witherspoon, Kelley, Davenport & Toole, P.S.
                            422 West Riverside Avenue
                           Spokane, Washington  99201
                                 (509) 624-5265

     Approximate date of commencement of proposed sale to the public: From time to time as the several selling shareholders may decide.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


      Title of each                          Proposed maximum   Proposed maximum      Amount of
      class of securities   Amount to be     offering price     aggregate offering    registration
      to be registered      registered (1)   per unit           price (2)             fee (2)
      -------------------   --------------   ----------------   -------------------   ------------
      Common Stock, no
      stated par value      749,064 shares   N/A                $6,367,044            $1,879


      (1) Shares issuable upon conversion of the Company's 7-1/2% Convertible Subordinated Debentures due March 1, 2008 (and interest accrued thereon) in the principal amount of $6,000,000 due March 1, 2008 issued by the Registrant to certain accredited investors in a private placement transaction. See "Selling Shareholders" for a description of certain assumptions made by the Registrant to determine the number of shares of common Stock to be registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, any additional shares of Common Stock issued either as a result of the provisions of the subordinated debentures pursuant to which the Common Stock will be issued or by reason of a reduction in the conversion price of the subordinated debentures in accordance with the terms thereof are deemed to be registered herewith.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457. Based on the last reported sale for the Company's Common Stock on July 27, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS

                         749,064 Shares of Common Stock
                              (No stated par value)

                           SOURCE CAPITAL CORPORATION

     This Prospectus relates to the offering by certain investors (the "Selling Shareholders") of 749,064 shares (the "Conversion Shares") of common stock, no stated par value (the "Common Stock") issuable upon conversion of the 7-1/2% Convertible Subordinated Debentures in the principal amount of $6,000,000 due March 1, 2008 (the "Debentures") issued by Source Capital Corporation (the "Company" or "Source"). The Conversion Shares are sometimes referred to herein as the "Securities."

     The Securities may be sold from time to time through brokers, to dealers acting as principals, directly to purchasers in negotiated transactions, or any combination of these methods of sale. In addition, shares may be transferred in connection with the settlement of call options, short sales or similar transactions that may be effected by the Selling Shareholders. Sales may be made at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. See "Selling Shareholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Securities by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Securities being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholders."

     On July 27, 1998, the last sale price of the Company's Common Stock on the Nasdaq SmallCap Market was $8.50 per share (symbol "SOCC").

     THE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS," COMMENCING ON PAGE 5.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The date of this Prospectus is ____________, 1998.

                              AVAILABLE INFORMATION

     As used in this Prospectus, unless the context otherwise requires, the terms "Source" and the "Company" mean Source Capital Corporation and its subsidiaries. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that filed electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is traded on the Nasdaq SmallCap Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby.
     This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, copies of which may be obtained from the Commission's principal office in Washington, D.C. as set forth above and at the Commission's World Wide Web site. Statements contained in this Prospectus as to the contents of any contract or any other document filed, or incorporated by reference, as an exhibit to the Registration Statement, are qualified in all respects by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents, previously filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

     (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 to the Company's Annual Report for the year ended December 31, 1997, dated July 29, 1998.

     (ii) Report on Form 10-KSB/A dated July 29, 1998 which contains Amendment No. 1 to the Annual Report on Form 10-KSB for the year ended December 31, 1997.

     (iii) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998;

     (iv)   Current Report on Form 8-K dated February 11, 1998 ; and

     (v)    Current Report on Form 8-K dated May 14, 1998.

     (vi)   Current Report on Form 8-K dated July 6, 1998.

     (vii)  Current Report on Form 8-K dated July 29, 1998.

     Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Source Capital Corporation at its principal offices located at 1825 N. Hutchinson Road, Spokane, Washington 99214-1146, telephone
     (509) 928-0908, attention: Chief Financial Officer.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS. CERTAIN STATEMENTS IN THIS PROSPECTUS AND DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING AND ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "INTENDED," "WILL BE POSITIONED," "EXPECTS," OR ARE "EXPECTED," "ANTICIPATES," "ANTICIPATED" "WILL CONTINUE" "WILL LIKELY RESULT" AND "PROJECTED" AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS.
     TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTES A "FORWARD-LOOKING STATEMENT", THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING SOME, BUT NOT NECESSARILY ALL, IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENT.

     Impact of Interest Rates, Economic Factors and Real Estate Risk
     ---------------------------------------------------------------
     The results of operations of financial service providers such as the Company may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, changes in interest rates and the monetary and fiscal policies of the federal government. An investment in the Company will be subject to the risks incident to the ownership and operation of real estate, including risks associated with the general economic climate, local real estate conditions, geographic or market concentration, competition from other sources, the ability of the Company or third-party borrowers to manage real properties, governmental regulations and fluctuations in interest rates.

     Dependence on Key Personnel
     ---------------------------
     The success of the Company is substantially dependent on certain key individuals. Should one or more of these individuals become incapacitated or in some other way cease to participate in the Company, its performance could be adversely affected.

     The Company's success is also dependent upon the ability of the Company to hire and retain lending, financial and marketing personnel. Competition for qualified employees among financial companies is intense, and the inability to attract, retain and motivate additional highly skilled employees, could adversely affect the Company's business and prospects. There can be no assurance that the Company will be able to retain its existing personnel or attract additional qualified employees.

     The Limited Operating History of Subsidiaries
     ---------------------------------------------
     The Company's leasing and accounts receivable financing subsidiaries, Source Capital Leasing Company and Source Capital Finance, Inc., respectively, commenced operations in 1997. The business of the Company's accounts receivable financing subsidiary has not developed as rapidly as anticipated. Consequently, the Company's short term focus has been directed towards its real estate lending and leasing activities. As the business of the Company is rapidly changing, the history of the Company is only of limited relevance in considering the risk factors inherent in and affecting the business of the Company in the future. Prospects of the Company must be considered in light of the risks, expenses and difficulties frequently encountered upon entry into new areas of business. There can be no assurance that the Company will be successful or profitable in its present or new areas of operations.

     Allowances for Losses on Loans and Leases
     -----------------------------------------
     Allowances for losses on loans, leases and real estate owned are maintained at levels considered adequate by management and are sufficient in Management's opinion to absorb probable losses currently anticipated. Loss allowances are based on management's estimate of the net realizable value or fair market value net of selling costs, of the underlying collateral, as applicable. Management, in determining the amount of the allowances, considers the current and anticipated operating results and marketability of the collateral from which repayment of the outstanding balances is expected. There can be no assurance, however, that such allowances will be adequate to cover actual losses.

     Dilution
     --------
     Conversion Shares acquired as a result of the conversion of the Debentures may suffer dilution in the future in connection with other share issuances by the Company in connection with future financings, the exercise of options outstanding or to be granted in the future, and other transactions.

     Competition
     -----------
     Competition in the markets in which Source competes is intense and includes many regional and national regulated financial and other institutions with substantially greater resources than Source. The Company also competes against finance companies that provide low-cost credit facilities to a proprietary customer base.

     Shares Eligible for Future Sale
     -------------------------------
     The number of Conversion Shares issuable to the Selling Shareholders represent a significant percentage of the outstanding shares of Common Stock. Sale of the Conversion Shares after this offering in the public market could materially adversely affect the market price of the Common Stock.

     Trading Market for Common Stock
     -------------------------------
     The Company's Common Stock is quoted on The Nasdaq SmallCap Market. There currently are a relatively limited number of shares of Common Stock in the hands of the public and a relatively limited trading market for the Common Stock. Consequently, purchasers of Shares may have a limited ability to dispose of their Shares in the public market. Furthermore, there can be no assurance that a more active trading market for the Common Stock will develop or, if developed, that it would be sustained.

     Nasdaq Maintenance Requirements; Risks of Low-Priced Stocks
     -----------------------------------------------------------
     The Securities and Exchange Commission has approved rules imposing stringent criteria for the listing of securities on Nasdaq, including standards for maintenance of such listing. The Common Stock is quoted on The Nasdaq SmallCap Market; however, the Company still must meet certain maintenance criteria. If the Company is unable to satisfy Nasdaq's maintenance criteria in the future, its securities will be subject to being de-listed and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets," or the "electronic bulletin board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such de-listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The commission recently adopted regulations that generally define a penny stock to be any equity security that has a market value of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq, and any equity security issued by an issuer that has: (i) net tangible assets of at least $2 million, if such issuer has been in continuous operation for three (3) years; (ii) net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three (3) years; or
     (iii) average annual revenue of at least $6 million, for the last three (3) years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Company's securities are not quoted on Nasdaq, or the Company does not have $2 million in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), for non-Nasdaq and non-Exchange-listed securities. Under such Rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the customer, and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this Rule if the market price is at least $5.00 per share.

     Although the Company's Common Stock is, as of the date of this Prospectus, outside the definitional scope of the penny stock rules, in the event the Common Stock was subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker -dealers to sell the Company's securities, and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     Authorization of Preferred Stock
     --------------------------------
     The Company's Articles of Incorporation authorize the issuance of 10 million shares of Preferred Stock which may be issued by the Company's Board of Directors without further action by the shareholders, in one or more series and with such designations for each series as may be authorized by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of this Prospectus, there were no shares of Preferred Stock outstanding or reserved for issuance.

     Common Stock Redemption
     -----------------------
     The Company's Articles of Incorporation provide that in the event a person ("Acquiring Person") becomes a beneficial owner of more than twenty percent (20%) of the shares of the Company's outstanding Common Stock and any of such shares were acquired pursuant to a tender offer the acceptance of which was not recommended by the Board of Directors, each holder of shares of Common Stock, other than the Acquiring Person, shall have a right for a period of thirty (30) days following the mailing by the Company of a notice of right to demand redemption, to have the shares of Common Stock held by such holder redeemed by the Company at a redemption price equal to the greater of (i) the highest price per share which shares of Common Stock held by the Acquiring Person were acquired pursuant to a tender offer, regardless of when such tender offer was made, or were acquired pursuant to any market purchase or otherwise within eighteen (18) months prior to the notice of right to demand redemption or (ii) the highest sales price per share of the Common Stock for any trading day during the eighteen (18) months prior to the mailing by the Company of the notice of right to demand redemption. The existence of the Common Stock redemption rights could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a tender offer or a change in control of the Company. See DESCRIPTION OF CAPITAL STOCK -- Stock Redemption, p. 10, for a more detailed description of Common Stock Redemption Rights.

                                 USE OF PROCEEDS

     The Company will receive no proceeds from the sale of any of or all of the Shares of Common Stock being offered by the Selling Stockholders hereunder. Expenses to be incurred by the Company in connection with the registration of the Shares are estimated at approximately $32,379.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership by the Selling Shareholders of shares of the Company's Common Stock. The Selling Shareholders purchased the Debentures from the Company in a private transaction in February 1998. The Securities offered by this Prospectus will be acquired by the Selling Shareholders upon conversion of the Debentures. The Debentures are not convertible prior to the earlier of the close of business on September 30, 1998 or the effective date of the registration statement filed by the Company for the resale of the Conversion Shares.

     The Debentures issued by the Registrant to each of the Selling Shareholders set forth the terms for conversion of the Debentures into the Conversion Shares and provide that the conversion price for the Debentures is $8.01 per share of Common Stock subject to adjustment in certain events as more fully described in the Debentures and the Indenture dated as of February 11, 1998 between the Company and Bankers Trust Company, as Trustee (the "Indenture"). The Indenture, including a form of the Debentures, was filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 18, 1998. The Selling Shareholders may sell all, less than all or none of the shares of Common Stock. No Selling Shareholder is an affiliate of the Company or has held a position, office or had any other material relationship with the Company or any of its affiliates within the past three years except as a security holder of the Company.

                                                     Number of
     Name                                            Shares Offered (1)(2)
     ---------------------------------------------   ---------------------
     Cornerstone Partners Limited Partnership         74,906
     210 South Old Woodward Avenue - #230
     Birmingham, MI 48990

     Financial Edge Fund, L.P.                        18,726
     One Financial Place
     440 S. LaSalle, Suite 1021
     Chicago, IL 60605

     Bay Hill Fund Limited                            18,726
     2420 Camino Ramon, Suite 222
     San Ramon, CA 94583

     Everest Partners, L.P.                           74,906
     200 Park Avenue, 21st Floor
     New York, NY 10013

     JDN Partners, L.P.                               56,179
     2420 Camino Ramon, Suite 222
     San Ramon, CA 94583

     Stephen Adams Living Trust,                       7,240
     Dated September 15, 1997
     c/o Miller & Jacobs Capital, LLC
     237 Park Avenue, Suite 801
     New York, NY 10017

     Acadia Fund I, L.P.                             105,992 (3)
     237 Park Avenue, Suite 801
     New York, NY 10017

                                                     Number of
     Name                                            Shares Offered (1)(2)
     ---------------------------------------------   ---------------------

     Avant Garde Investment Limited                   11,610 (3)
     c/o Jeff Miller
     237 Park Avenue, Suite 801
     New York, NY 10017

     Mutual Financial Services Fund                  174,781
     51 John F. Kennedy Pkwy
     Short Hills, NJ 07078

     Heartland Value Plus Fund, a series             174,781
          of Heartland Group, Inc.
     790 N. Milwaukee Street
     Milwaukee, WI 53202

     Oppenheimer - Spence Financial Services          31,210
          Partnership, L.P.
     Oppenheimer & Close, Inc.
     119 West 57th Street, Suite 1515
     New York, NY 10019

     Other (4)                                             7
                                                     -------
            Total                                    749,064
                                                     =======

     (1) At the present time (except as set forth in footnote 3 below), none of the Selling Shareholders own any shares of Common Stock. Each Selling Shareholder has the right to acquire the shares of Common Stock issuable upon the conversion of the Debentures.
          The number of shares shown in the table for each Selling Shareholder has been calculated assuming a conversion price of $8.01 per share.

     (2) Assumes that all shares offered hereby are sold by the Selling Shareholders to non-affiliates of the Selling Shareholders.

     (3) In addition to the shares of Common Stock issuable upon the conversion of the Debentures, Acadia Fund I, L.P. presently owns 11,767 shares of Common Stock and Avant Garde Investment Limited presently owns 6,151 shares of Common Stock.

     (4) Due to potential change in ownership of debentures prior to conversion into Common Stock, the conversion rate could result in 7 additional shares of Common Stock being issued upon conversion, due to rounding.

                          DESCRIPTION OF CAPITAL STOCK

     General
     -------
     The authorized capital stock of the Company consists of 10 million shares of Common Stock and 10 million shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of June 30, 1998, 1,355,679 shares of the Company's Common Stock were issued and outstanding and, 252,000 shares were reserved for issuance under the Company's Employee and Directors Stock Option Plans and 749,064 shares of Common Stock were reserved for issuance upon conversion of the Debentures. As of the date of this Prospectus, there were no shares of Preferred Stock outstanding or reserved for issuance.

     Common Stock
     ------------
     Each share of the Company's Common Stock is entitled to such dividends as may from time to time be declared by the Company's Board of Directors from any funds legally available for dividends. Holders of the Company's Common Stock are entitled to one vote per share. Shareholders do not have the right to cumulate their votes in the election of Directors. The holders of the Company's Common Stock have no preemptive or other right to subscribe for any additional securities of the Company. In the event of a liquidation of the Company, after payment or provision for payment of all debts and liabilities and subject to the right of the holders of Preferred Stock of the Company which may be outstanding, the holders of the Company's Common Stock will be entitled to share ratably the remaining assets of the Company. Shares of the Common Stock are fully paid and non-assessable. Shares of the Company's Common Stock are listed on NASDAQ SmallCap market.

     Preferred Stock
     ---------------
     Under the provisions of the Company's Articles of Incorporation, Preferred Stock may be issued by the Company's Board of Directors without further action by the shareholders, in one or more series and with such designation for each such series as may be authorized by the Board of Directors. The Board of Directors is authorized to determine for each series, the voting powers, if any; the dividend rate and whether such dividends shall be cumulative or non-cumulative; the price or prices and the time or times and the manner the Preferred Stock shall be redeemable and the terms of any sinking fund for the purchase or redemption; the rights of the holders of the Preferred Stock upon any voluntary or involuntary dissolution of the Company; the terms, if any, of conversion or exchange for any other securities of the Company, including prices and rates of conversion or exchange; and any other rights, preferences, qualifications, limitations or restrictions not inconsistent with the Articles of Incorporation to the full extent permitted by the laws of the State of Washington.

     All shares of Preferred Stock of any one series shall be identical to each other in all respects, except the shares from any one series issued at different times may differ as to the dates for which dividends thereon, shall be cumulative. The Company has no series of Preferred Stock outstanding.

     Stock Redemption
     ----------------
     Pursuant to Article XVI of the Company's Articles of Incorporation, in the event that a person ("Acquiring Person") (a) who is the beneficial owner, directly or indirectly, of more than 20% of the shares of Common Stock outstanding, becomes the beneficial owner, directly or indirectly, of any additional shares of Common Stock pursuant to a tender offer, or (b) becomes the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the Common Stock outstanding and any of such shares of Common Stock are acquired pursuant to a tender offer, each holder of shares of Common Stock, other than the Acquiring Person, its affiliates or associates, or a transferee of the Acquiring Person, shall have the right for a period of 30 days following the mailing by the Company of a notice of a right to demand redemption, to have the shares of Common Stock held by such holder redeemed by the Company at the Redemption Price determined as described in the following paragraph; and each holder of securities convertible into shares of Common Stock or of options, warrants or rights exercisable to acquire Common Stock prior to such 30 day period, other than the Acquiring Person, its affiliates or associates, or a transferee of the Acquiring Person, shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants or rights to have the shares of Common Stock to be received thereupon by such holder redeemed by the Company at the Redemption Price; provided, that no holder of shares of Common Stock shall have the right to have shares of Common Stock redeemed by the Company pursuant to Article XVI of the Articles of Incorporation, if the Company, acting through a majority of its Board of Directors, shall within ten days following the announcement or publication of such tender offer, or following any amendment of such tender offer, recommend that such tender offer be accepted by the holders of the Common Stock.

     The Redemption Price available pursuant to Article XVI of the Articles of Incorporation shall be the greater amount determined on either of the following bases (but in no event shall the Redemption Price be less than the amount of shareholders' equity in respect of each outstanding Common Share as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Company as at the fiscal year quarter ending immediately preceding the mailing by the Company of the notice of right to demand redemption):

     (a) the highest price per share of Common Share, including any commission paid to brokers or dealers for solicitation or whatever, at which shares of Common Shares held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen months prior to the mailing by the Company of the notice of right to demand redemption. If the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person; or

     (b) the highest sale price per share of Common Stock for any trading day during the eighteen months prior to the mailing by the Company of the notice of right to demand redemption. The sale price for any trading day shall be the last sale price per share of Common Stock traded on the national Association of Securities Dealers Automated Quotation System or other national securities exchange or, if Common Stock are not then traded on a national securities exchange, the mean of the closing bid and asked price per share of common Stock.


                              PLAN OF DISTRIBUTION

     The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Shareholders may be effected from time to time at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed, or at negotiated prices. The Selling Shareholders may effect such transactions by selling directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, or any combination of these methods of sale. In addition, shares may be transferred in connection with the settlement of call options, short sales or similar transactions that may be effected by the Selling Shareholders. Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders. The Selling Shareholders and any brokers or dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Shareholders may agree to indemnify such brokers or dealers against certain liabilities, including liabilities under the Securities Act.

     Pursuant to the terms of the Registration Rights Agreement dated February 11, 1998 between the Company and Pacific Crest Securities, Inc. as Placement Agent for the Debentures, the Company is obligated to keep the Registration Statement effective for the period ending on February 11, 2000 or until the holder of the shares of Common Stock issuable upon the conversion of the Debentures have completed the distribution of such shares, whichever occurs first. There is no assurance that any of the Selling Shareholders will sell any or all of the shares of common Stock offered hereby.

     The Company has agreed to pay the expenses incurred in connection with the registration of the shares of Common Stock offered hereby. The Selling Shareholders will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Witherspoon, Kelley, Davenport & Toole, P.S., Spokane, Washington.

                                    EXPERTS

     The consolidated balance sheet as of December 31, 1996 and the consolidated statements of income, changes in stockholder's equity and cash flows for the year ended December 31, 1996 incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheet as of December 31, 1997 and the consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1997 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein or incorporated by reference herein is correct as of any time subsequent to the date of this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                _________________


                                TABLE OF CONTENTS

     Available Information
     Information Incorporated by Reference
     Risk Factors
     Use of Proceeds
     Selling Shareholders
     Description of Capital Stock
     Plan of Distribution
     Legal Matters
     Experts


                                     749,064
                                  Common Stock
                              (No Stated Par Value)


                           SOURCE CAPITAL CORPORATION


                                 _______________

                                   PROSPECTUS
                                 _______________




                                August ___, 1998

     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution
     -----------------------------------------------------
     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq Market listing fee.

     Securities and Exchange Commission registration fee           $ 1,879
     Nasdaq SmallCap Market listing fee                            $ 7,500
     Printing and engraving expenses                               $ 3,500
     Legal fees and expenses                                       $10,000
     Accounting fees and expenses                                  $ 8,000
     Miscellaneous                                                 $ 1,500
                                                                   -------
         Total                                                     $32,379
                                                                   =======


     Item 15.  Indemnification of Directors and Officers
     ---------------------------------------------------
     Washington law permits and the Bylaws of the Registrant provide that each Director or officer now or hereafter serving the Registrant, and each person who at the request of or on behalf of the Registrant is now serving or hereafter serves as a Director or officer of any other corporation shall be indemnified by the Registrant to the fullest extent provided by law against all costs, expenses, judgments, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him or her in connection with or resulting from any claim, action, suit, or proceeding, civil, criminal, administrative, or investigative, in which he or she is or may be made a party by reason of being or having been such Director or officer by reason of any action alleged to have been taken or omitted by him or her as such Director or officer, whether or not he or she is a Director or officer at the time of incurring such costs, expenses, judgments, and liabilities, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant.

     The Registrant's Bylaws further provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in the

     Registrant's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or suit or settlement of such action or suit if reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to amounts paid in settlement, the settlement of the suit or actions was in the best interests of the Registrant; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Registrant unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant.

     The indemnification described above shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, spouses, executors, and administrators of such a person.

     The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Registrant, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability. The Registrant maintains insurance policies which insure its officers and directors against certain liabilities.

     The Registrant's Restated Articles of Incorporation further provide that to the full extent from time to time permitted by law, no director of the Registrant shall be personally liable to the Registrant or its shareholders for damages for conduct as a director. However, Section 23B.08.320 provides that provisions such as the one contained in the Registrant's Restated Articles of Incorporation shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct involving certain distributions to shareholders in violation of the Washington Business Corporation Act, or for any transaction from which the director will personally receive a benefit of money, property or services to which the director is not legally entitled.

     The foregoing summaries are necessarily subject to the complete text of the applicable statutes, the Restated Articles and the Bylaws of the Registrant referred to above and are qualified in their entirety by reference thereto.


     Item 16.  Exhibits
     ------------------
     The exhibits listed on the Exhibit Index on Page II-5 of this Registration Statement are filed herewith, incorporated by reference or will be filed by amendment.


     Item 17.  Undertakings
     ----------------------
     1.  The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sale are being made, a post-effective amendment to this Registration
              Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4.  The undersigned Registrant hereby undertakes that:

         (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 30, 1998.

                                   SOURCE CAPITAL CORPORATION

                                   By  /s/ D. MICHAEL JONES
                                       -----------------------------------
                                       D. Michael Jones, Chief Executive
                                         Officer, President and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby grants a power of attorney to D. Michael Jones, Robert L. Magnuson and Donald J. Lukes, and each of them, with full power of substitution and resubstitution, for him and his name, stead and place, in any and all capacities (including his capacity as a director or officer of Source Capital Corporation) to sign for such person, and in such person's name and capacity indicated below, any and all amendments to the Registration Statement of Source Capital Corporation, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 30, 1998.

     Signature                                  Title
     --------------------------------------     --------------------------
     /s/ D. MICHAEL JONES                       Chief Executive Officer,
     --------------------------------------     President and Director
     D. Michael Jones

     /s/ ALVIN J. WOLFF                         Chairman of the Board and
     --------------------------------------     Director
     Alvin J. Wolff, Jr.

     /s/ LESTER L. CLARK                        Vice President, Secretary-
     --------------------------------------     Treasurer and Chief
     Lester L. Clark                            Financial Officer

     /s/ CLARENCE H. BARNES                     Director
     --------------------------------------
     Clarence H. Barnes

     /s/ JOHN FRUCCI                            Director
     --------------------------------------
     John Frucci

     /s/ CHARLES G. STOCKER                     Director
     --------------------------------------
     Charles G. Stocker

     /s/ DANIEL G. NELSON                       Director
     --------------------------------------
     Daniel G. Nelson

     /s/ ROBERT E. LEE                          Director
     --------------------------------------
     Robert E. Lee

     INDEX TO EXHIBITS

     EXHIBITS

     4.1. Articles of Incorporation of Registrant. Incorporated by reference to Exhibit A to Registrant's Current Report on Form 8-K dated February 7, 1994.

     4.2 Articles of Amendment to the Articles of Incorporation of Registrant. Incorporated by reference to Exhibit C to Registrant's Current Report on Form 8-K dated May 16, 1996.

     4.3 By-Laws of Registrant, as amended. Incorporated by reference to Exhibit A to Registrant's Current Report on Form 8-K dated February 7, 1994.

     4.4 Indenture dated February 11, 1998 between Registrant and Bankers Trust Company. Incorporated by reference to Exhibit
             4.1 to Registrant's Current Report on Form 8-K dated February 11, 1998.

     4.5 Form of 7-1/2% Convertible Subordinated Debenture Due March 1, 2008 issued by the Registrant to each Selling Shareholder. Incorporated by reference to Exhibit A to Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K dated February 11, 1998.

     4.6 Registration Rights Agreement between the Registrant and Pacific Crest Securities, Inc. Incorporated by reference to
             Exhibit 10.3 filed with the Registrant's Current Report on Form 8-K dated February 11, 1998.

     5.1 Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. filed herewith.

     23.1 Consent of Witherspoon, Kelley, Davenport & Toole, P.S. Included in Exhibit 5.1 to this Registration Statement.

     23.2    Consent of BDO Seidman, L.L.P. filed herewith.

     23.3    Consent of PricewaterhouseCoopers LLP filed herewith.

     24.1 Power of Attorney. Set forth on the signature pages of this Registration Statement.